EXHIBIT 99.2

Calculation of EBITDA and Reconciliation of EBITDA to Net (Loss) Income

	2010					2011
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year	First Quarter	Second Quarter
EBITDA	$70,093	$90,810	$73,850	$68,864	$303,617	$66,228	$77,641
Depreciation and amortization	(32,432)	(31,381)	(32,639)	(30,394)	(126,846)	(30,314)	(29,842)
Impairment of long-lived assets	—	(482)	(20,921)	(4,923)	(26,326)	(7,897)	(365)
Operating profit	37,661	58,947	20,290	33,547	150,445	28,017	47,434
Interest expense	(31,065)	(29,516)	(29,159)	(28,645)	(118,385)	(29,442)	(28,089)
Loss on early extinguishment of debt	—	(26,197)	—	—	(26,197)	—	—
Investment income, net	129	5,048	77	5	5,259	37	148
Other income, net	1,068	885	163	318	2,434	216	189
Income (loss) before income taxes	7,793	9,167	(8,629)	5,225	13,556	(1,172)	19,682
(Provision for) benefit from income taxes	(482)	(3,725)	7,872	890	4,555	876	(8,308)
Income (loss) from continuing operations	7,311	5,442	(757)	6,115	18,111	(296)	11,374
Discontinued operations:
(Loss) income from discontinued operations, net of income taxes	(10,711)	5,300	(152)	(16,873)	(22,436)	(1,113)	3,672
Loss on disposal, net of income tax benefit	—	—	—	—	—	—	(3,780)
Net (loss) income from discontinued operations	(10,711)	5,300	(152)	(16,873)	(22,436)	(1,113)	(108)
Net (loss) income	$(3,400)	$10,742	$(909)	$(10,758)	$(4,325)	$(1,409)	$11,266

Reconciliation of EBITDA to Adjusted EBITDA

	2010					2011
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year	First Quarter	Second Quarter
EBITDA	$70,093	$90,810	$73,850	$68,864	$303,617	$66,228	$77,641
Plus:
Arby’s indirect corporate overhead in general and administrative (G&A)	9,646	7,702	7,323	7,898	32,569	7,888	6,735
SSG purchasing cooperative expenses in G&A	4,900	—	—	245	5,145	(2,275)	—
Integration costs in G&A	2,894	856	579	1,185	5,514	—	—
Reversal of pension withdrawal expense in cost of sales	—	—	—	(4,975)	(4,975)	—	—
Retention program and other transaction related costs	—	—	—	—	—	1,884	5,039
Adjusted EBITDA	$87,533	$99,368	$81,752	$73,217	$341,870	$73,725	$89,415

Reconciliation of G&A to Adjusted G&A Expense

	2010					2011
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year	First Quarter	Second Quarter
G&A, as reported, adjusted for discontinued operations presentation	$82,340	$74,081	$73,984	$81,106	$311,511	$74,685	$74,456
Less:
Arby’s indirect corporate overhead	(9,646)	(7,702)	(7,323)	(7,898)	(32,569)	(7,888)	(6,735)
SSG purchasing cooperative expenses	(4,900)	—	—	(245)	(5,145)	2,275	—
Integration costs	(2,894)	(856)	(579)	(1,185)	(5,514)	—	—
Adjusted G&A	$64,900	$65,523	$66,082	$71,778	$268,283	$69,072	$67,721

Disclosure Regarding Non-GAAP Financial Measures
EBITDA is used by the Company as a performance measure for benchmarking against the Company’s peers and competitors.  The Company believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the restaurant industry. The Company also uses adjusted EBITDA which excludes certain special or non-recurring expenses, net of certain special or non-recurring benefits, detailed in the reconciliation tables set forth above, and adjusted general and administrative, which excludes Arby’s indirect corporate overhead, and purchasing cooperative and integration costs, as internal measures of business operating performance.  The Company believes such financial measures provide a meaningful perspective of the underlying operating performance of the Company’s current business.  EBITDA, adjusted EBITDA and adjusted general and administrative are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”).  Because all companies do not calculate EBITDA, similarly titled financial measures or adjusted general and administrative in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net loss, or general and administrative.

The Company’s presentation of EBITDA, adjusted EBITDA and adjusted general and administrative is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.